                                                                    EXHIBIT 10.7


                                  [AT&T LOGO]

                              GENERAL AGREEMENT #

                             FOR THE PROCUREMENT OF

                       EQUIPMENT, SERVICES AND SUPPLIES,

                         AND THE LICENSING OF SOFTWARE

                                    BETWEEN

                             VISUAL NETWORKS, INC.

                                      AND

                                   AT&T CORP.



Agreement made November 26, 1997 by and between VISUAL Networks, Inc.(Visual) a Delaware corporation, having a place of business at 2092 Gaither Road, Rockville, Maryland, 20850 and AT&T Corp. (AT&T) a New York corporation, having a place of business at 10 Independence Boulevard, Warren, NJ 07059, to facilitate the anticipated future procurement for both internal use and resale of Equipment, the license of Software, and the purchase of Maintenance Services and Materials.

On the basis of VISUAL's representations and in reliance upon VISUAL's expertise in analyzing, designing and providing Equipment and Software for AT&T's applications per the specifications, the parties agree as follows:

                                                                            pg 2



                                   Article I

                           Definitions Applicable To

                              The Entire Agreement


DEFINITIONS

The definitions of this Article, which are set forth below in italics, apply to all the Articles of this Agreement:

         Associated Entity means a corporation, partnership or venture, forty
                 (40) percent of whose voting stock or ownership interest is owned directly or indirectly by AT&T.

         AT&T means AT&T Corporation or an Associated Entity which enters into or issues an Order under this Agreement.

         Console Software means PACs ,PAMs, and MICs

         Enhancements mean all Software changes, including enhancements, new releases, new versions, product improvements, system modifications, updates, upgrades, field modifications and the like.

         Equipment means either standard or non-standard equipment. standard equipment means Ethernet CSU/DSC devices & V35 probes with Ethernet interfaces; non-standard equipment means any other equipment supplied under the terms of this agreement.

         Identification means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other product, service, or organization designation, or any specification or drawing of AT&T.

         Indemnities means AT&T, its customers, officers, directors, employees and representatives, others doing work under its immediate or ultimate direction and control, its end customers and intermediaries in the distribution chain, and its successors and assigns.

         Information means any idea, data, program, technical, business or other intangible information, however conveyed.

         Installation Date means the dates by which the Equipment or Materials which have been delivered are to be installed and ready for use.

         Maintenance Order means an order for Maintenance Services written on AT&T's Order.

         Maintenance Services includes all Services required by this Agreement to keep the Equipment in good operating condition within the Equipment manufacturer's specifications and other specifications applicable to this Agreement.

         Materials mean repair, maintenance or replacement parts for Equipment, Media not fixedly embedded in Equipment, and tangible supplies of other kinds which are for or associated with Equipment.

         Media or Medium means any document, print, tape, disc, tool, semiconductor chip or other tangible information-conveying article.

         Modifications mean AT&T additions to the Software, deletions from the Software, or merges of the Software with one or more programs owned or licensed by AT&T forming an updated and otherwise modified software.

         Order means AT&T's form of purchase order or contract used for the purpose of ordering Equipment, Software, Services or Materials.

         Product means Equipment, Software, or Materials supplied under this agreement.

         Services means (1)Maintenance Services and other services in support of purchased Equipment; (2) other services such as installation, configuration, staging, training or other professional services; or 3) the subject matter called for by any Order.

          Software means intangible Information constituting one or more computer or apparatus programs and the informational content of such programs, together with any documentation pg 3

                 supplied in conjunction with and supplementing such programs, the foregoing being provided to AT&T by way of electronic transmission or by being fixed in Media furnished to AT&T.

         Software Source Material means Information consisting of all intangible source programs, technical documentation and other information required for maintenance, modification or correction of the most current version of the Software supplied to AT&T.

         Specifications means the specifications for the Equipment and Software as set forth in Exhibit 1 of this Agreement or if not so set forth, shall mean VISUAL's current published specifications, user documentation, and other information for the Equipment and Software as of the date of an Order and any additional specifications furnished by AT&T.

         Use means use by any individual having authorized access to the computer on which the Software is operated.

                                                                            pg 4





                                   Article II

                            Provisions Applicable To

                      Purchase of Equipment And Materials

                                    CONTENTS


CLAUSE                                                                           PAGE
------                                                                           ----



EQUIPMENT TESTING                                                                5
MARKING                                                                          5
MEAN TIME BETWEEN FAILURE RATES                                                  5
RETURN OF EQUIPMENT and MATERIALS                                                5
RISK OF LOSS                                                                     6
SPECIFICATION                                                                    6
TITLE                                                                            6
WARRANTY                                                                         6

                                                                            pg 5


DEFINITIONS

The definitions of Article I apply to this Article.

EQUIPMENT TESTING

In addition to any other tests to be requested by AT&T as set forth in this Agreement, VISUAL is responsible for the performance of standard factory production tests established by VISUAL which, in the absence of any other testing requested by AT&T as set forth elsewhere in this Agreement, shall be deemed to be the final tests under this Agreement. Such tests shall be performed in accordance with VISUAL normal testing and quality control procedures for Equipment of the type purchased hereunder to insure that the Equipment provided hereunder meets all applicable Specifications. At the option of AT&T, VISUAL shall furnish a copy of its test plans and quality control procedures to AT&T prior to initiating any such testing and AT&T, at its expense, may witness any of the testing by giving prior notice to VISUAL. VISUAL also agrees to maintain detailed records of all such tests and to provide AT&T, if requested, with written results of these tests.
VISUAL shall only ship units which have successfully passed testing for safety and for compliance with the functional specification. Specifically, each unit shipped shall pass in-circuit-test (ICT), power surge (Hypot), and functional testing per the product Specification.

MARKING

All material furnished under this Agreement shall be marked for identification purposes in accordance with the Specifications set forth in this Agreement or an Order, and as follows:

   (a)  with VISUAL model/serial number;
   (b)  with month and year of manufacture

VISUAL agrees to add any other identification which might be requested by AT&T such as but not limited to distinctive marks conforming to AT&T's serialization plan. Charges, if any, for such additional identification marking shall be as agreed upon by VISUAL and AT&T.

MEAN TIME BETWEEN FAILURE RATES

VISUAL shall issue a quarterly report that provides the necessary information to clearly identify quality issues that may occur in its product lines. That report shall include the following metrics:

         ***

The information shall be presented in several different formats including an overall product summary and a summary for each discrete product type.

RETURN OF EQUIPMENT AND MATERIALS

VISUAL agrees to accept for credit Equipment and Materials returned under any of the following circumstances:

1. AT&T termination or cancellation of an Order for VISUAL's standard Equipment or exchange by AT&T of one VISUAL Product for another VISUAL Product within *** days of the termination or cancellation, provided Product is not usable in other equipment within the location;





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                            pg 6


2. VISUAL or AT&T error in the ordering or shipping process, provided the Equipment or Materials are returned by AT&T to VISUAL within *** days of receipt; or

3. Receipt of defective Equipment or Materials or failure of Equipment or Materials under the applicable warranty.

Equipment shall be returned without penalty to AT&T if the return is due to fault of VISUAL. If the return is not the result of any VISUAL fault, AT&T's may return standard equipment within *** days of the date of shipment from VISUAL and shall be subject to a *** % restocking charge . Return of non-standard Equipment shall be dealt with on a case by case basis with VISUAL making good faith efforts to accept non-standard equipment back under the same terms as standard Equipment if possible. Equipment or Materials returned for credit must be in complete cartons and in good resaleable condition, except where the Equipment or Materials are defective or fail under the applicable warranty

RISK OF LOSS

VISUAL shall retain risk of loss and damage to the Equipment or Materials prior to the passage of title pursuant to the Title clause unless caused by the willful or negligent acts of AT&T or its employees. Shipments shall be made FOB destination , prepay and add. Carrier is to be chosen by VISUAL unless otherwise determined by AT&T

SPECIFICATION

Products sold by VISUAL to AT&T under this Agreement shall meet VISUAL'S design and manufacturing Specifications as defined under Warranty. In addition, VISUAL agrees that it will meet the Specifications defined in Exhibit 1 and any future specifications agreed to by the parties.

TITLE

Title to Product shall rest in AT&T upon their acceptance which shall be deemed to occur upon receipt of the Product at AT&T's receiving dock unless otherwise specified by AT&T before or promptly after such receipt.

WARRANTIES

Equipment Warranty

VISUAL warrants to AT&T and its customers that the Equipment and Materials furnished shall be merchantable and free from defects in design, material and workmanship and shall conform to and perform in accordance with the Specifications. These warranties extend to the future performance of the Equipment and materials and shall continue for the longer of (a) five (5) years after the Equipment or materials are accepted by AT&T, or (b) a greater period if specified elsewhere in this Agreement or an Order. VISUAL also warrants to AT&T and its customers that the Equipment and Materials shall be new and that services shall be performed in a first class, workmanlike manner. In addition, if the Equipment or materials furnished contains one (1) or more manufacturer's warranties, VISUAL hereby assigns those warranties to AT&T and its Customers. Equipment, Materials or Services not meeting the warranties will, at AT&T's option, (a) be returned for repair or replacement by VISUAL at no cost to AT&T or its customers and with transportation costs and risk of loss and damage in transit borne by the respective parties as





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                            pg 7


described herein. VISUAL shall not charge AT&T for any repair or maintenance of Equipment or Materials covered by this warranty
All warranties shall continue in full force and effect notwithstanding transfer of title to the Equipment or Materials by AT&T, so long as AT&T and its customers shall remain the user of the Equipment or Materials. All warranties shall also survive inspection, acceptance and payment.

SERVICE WARRANTY

Visual warrants to AT&T and its customers that replacement and repair parts and components furnished under this Agreement or an Order shall be new, merchantable, free from defects in design, material and workmanship and shall conform to and perform in accordance with the specifications and drawings and shall function properly for their intended purpose. These warranties extend to the future performance of the parts and components and shall continue for the longer of (a) the design life of such parts or components, (b) five (5) years from the date of AT&T's acceptance of their installation, (c) the duration of the Maintenance Order, or (d) a greater period as may be specified elsewhere in the Maintenance Order. Visual further warrants to AT&T that the Maintenance Services shall be performed with promptness and diligence, in a first-class, workmanlike manner and to AT&T's satisfaction and that the Equipment shall function in good operating condition during the duration of the Maintenance Order. In addition, if the parts or components bear one (1) or more manufacturers' warranties, Visual hereby assigns those warranties to AT&T.
All warranties shall survive  inspection, acceptance and payment.

Equipment, parts, components or Maintenance Services not meeting the warranties will, at AT&T's option, be returned for repair, replacement or reperformance by Visual at no cost to AT&T or be subject to refund.

Whenever Equipment , repair parts or components under warranty are returned to Visual for repair or replacement purposes, AT&T shall bear all costs of packing, rigging, transportation and insurance to return the Equipment to Visual, and Visual shall bear all costs of packing, rigging, transportation and insurance to replace that Equipment.

Software Warranty

VISUAL warrants to AT&T and its customers the following:
1.  The Software will conform to and perform in accordance with the
    Specifications.
2.  That for a period of 90 days after receipt, the Media conveying the
    Software will be free from defects in material and workmanship.   VISUAL
    will replace defective Media at no charge.
3. The foregoing warranties extend to the future performance of the Software and shall continue for the longer of (a) five (5) years after the Software is accepted by AT&T, or (b) a greater period specified elsewhere in this Agreement or an Order
4. There are no copy protection or similar mechanisms within the Software which will, either now or in the future, interfere with the grants made in this Agreement or an Order.
5.  AT&T and its customers shall have quiet enjoyment of the Software.
6. As to Software for which VISUAL does not solely own all intellectual property rights, VISUAL has full right, power and authority to sub-license the Software to AT&T and its customers as provided in this Agreement or an Order.
7. If the Software, or any portion thereof, is or becomes unusable, totally, or in any respect during the applicable warranty period, VISUAL will re-perform Services, correct errors, defects and non-conformities and restore the Software to conforming condition free of significant errors at no cost to AT&T or its customers. Corrected Software shall be warranted as set forth in this clause.
8. To the best of VISUAL knowledge, the Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component ) that could damage, destroy, or alter Software, firmware, or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or pg 8


    processed by the Software in any manner. VISUAL shall immediately advise AT&T, in writing, upon reasonable suspicion or actual knowledge that the Software provided under this Agreement or an Order may result in the harm described above.
9. VISUAL warrants that Software will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000.
10. VISUAL warrants that any Software upgrade will not cause the system configuration to become corrupt or lost. VISUAL also warrants any Software upgrade will not adversely effect the "database" or the elements supported (e.g. if the application database has 5000 elements, the change will not cause the data to be re-keyed back in to the application ).
11. All warranties shall survive inspection, acceptance and payment.


All warranties shall continue in full force and effect notwithstanding transfer of title to the Equipment or Materials by AT&T, so long as AT&T, its customers or its Associated Entities shall remain the user of the Equipment or Materials. All warranties shall also survive inspection, acceptance and payment.


Whenever Equipment , repair parts or components under warranty are returned to Visual for repair or replacement purposes, AT&T shall bear all costs of packing, rigging, transportation and insurance to return the Equipment to Visual, and Visual shall bear all costs of packing, rigging, transportation and insurance to replace that Equipment.

                                                                            pg 9


Article III

                  Provisions Applicable to License of Software




  CLAUSE                                                                                      PAGE
  ------                                                                                      ----

  DEFINITIONS                                                                                      10
  LICENSE GRANT                                                                                    10
  LICENSE IDENTIFICATION                                                                           10
  INTELLECTUAL PROPERTY RIGHTS                                                                     10
  REMOTE ACCESS                                                                                    10
  RISK OF LOSS                                                                                     10
  SOFTWARE AND PROGRAMMING AIDS                                                                    11
  SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION                                                      11
  SEVERITY EPIDEMIC CONDITIONS                                                                     11

                                                                           pg 10


DEFINITIONS

The definitions of Article I apply to this Article.

LICENSE GRANT

Visual hereby grants to AT&T an irrevocable, nonexclusive, worldwide license to Use the Software. *** The license shall be effective from the date of AT&T's acceptance of the Equipment and Software and shall remain in effect until the Use of the Software, as it may have been updated or enhanced by Visual from time to time, is permanently discontinued by AT&T under the terms of the Order. AT&T agrees that, upon termination of the license of Software, all parts of the Software shall be completely removed, destroyed, or returned to Visual, at AT&T's option, unless this requirement is waived by Visual. However, in the event of such termination, AT&T may retain copies of the Software for archival purposes only. Upon delivery to AT&T, all media shall become the property of AT&T except that fixed in Equipment, title to which shall pass to AT&T upon
acceptance of the Equipment.   The foregoing license extends to any use of any
program or Software developed using the object code of the Software. AT&T may sublicense the Software as set forth above. All obligations, undertakings and indemnifications by Visual under an Order shall run and inure to the benefit of AT&T and the sublicenses. No sublicense shall release Visual from its obligations under an Order, except that Visual shall be a third party beneficiary .

LICENSE IDENTIFICATION

AT&T and Visual will develop a method for Visual Software packaged by AT&T to inform AT&T customers that their use of Visual Software is subject to the license grant terms of this agreement .


INTELLECTUAL PROPERTY RIGHTS

Title to the Software and to intellectual property rights therein shall remain in VISUAL or VISUAL's licensor, as applicable. AT&T shall have the right to make a reasonable number of copies of the Software for Use as authorized in this Agreement. AT&T however, shall not knowingly reproduce copies of the Software for the purpose of supplying it to others except individuals authorized herein.

REMOTE ACCESS

AT&T shall have the right, at no additional charge or fee, to have the Software used at any other location by means of remote electronic access subject to the limitations of the applicable licenses granted.

RISK OF LOSS

If any Software fixed in the Media is lost, damaged, or made invalid during shipment, Visual will promptly replace the Software and Media at no additional charge to AT&T. VISUAL acknowledges that, from time to time, Software in AT&T's possession may become lost or damaged. Accordingly, VISUAL agrees that, during the six-month period following delivery of any Software to AT&T, VISUAL shall promptly replace any Software that is lost or damaged while in the possession of AT&T, at the established charge for the associated Media. Notwithstanding anything to the contrary contained in the preceding sentence, AT&T agrees that it will take reasonably prudent steps to safeguard all Software against loss and damage and VISUAL shall only be required to replace a reasonable number of copies of any lost or damaged Software, with the determination of such reasonable number being made by VISUAL.





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 11



SOFTWARE AND PROGRAMMING AIDS

On the delivery date, VISUAL shall furnish to AT&T, at no additional charge or fee, the following basic items:

1. Object program (the fully compiled or assembled series of instructions, written in machine language, ready to be loaded into the computer, that guides the operation of the computer) stored in a Medium compatible with the Equipment described in the Order;

2.       Program implementation and user instructions and required procedures;

3. The Software Specifications, as well as the required machine configuration;

4. Sample data output, such as printouts or typical screen displays, and any other programs, routines, subroutines, utility or service programs, flow charts, logic diagrams and listings, descriptive Specifications and acceptance Specifications or related material VISUAL may have which is necessary or useful for the full implementation and Use of the Software and which VISUAL normally furnishes to users of the Software .


SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION

VISUAL shall, at AT&T's request, enter into an Escrow Agreement substantially the same in form and substance to the form attached to this Agreement to safeguard VISUAL's Software Specifications and source program at any time during the duration of this Agreement. Both parties shall negotiate in good faith such Escrow Agreement.


EPIDEMIC CONDITION

If during the term of this Agreement and for one year after the last shipment date of Equipment, Software, or Materials (collectively referred to as "Product") under this Agreement AT&T notifies VISUAL that Product shows evidence of an "Epidemic Condition," VISUAL shall prepare and propose a Corrective Action Plan ("CAP") with respect to such material within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

***

An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

         ***

Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. Product may be either sampled or, at AT&T's option, 100% audited at AT&T premises or AT&T's customers' locations.***





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 12



For the purpose of this Agreement, functional DOA shall be defined as any Product that during the test, installation or upon its first use fails to operate per the specification. Visual/mechanical/appearance DOA is defined as any Product containing one or more major defects that would make the Product unfit for use or installation. An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by VISUAL, or chain failures induced by internally or externally integrated subassemblies.

In the event that VISUAL develops a remedy for the defect(s) that caused the Epidemic Condition and AT&T agrees in writing that the remedy is acceptable, VISUAL shall:

***

VISUAL and AT&T shall mutually agree in writing as to the remedy's implementation schedule. VISUAL shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

***





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 13




                                   Article IV

                            Provisions Applicable To

                       MAINTENANCE SERVICES For EQUIPMENT

                                    CONTENTS

  CLAUSE                                                                                      PAGE
  ------                                                                                      ----

  DEFINITIONS                                                                                      14
  BREAKAGE, DISAPPEARANCE AND CONDITION                                                            14
  CONTINGENCY                                                                                      14
  ELIGIBILITY FOR MAINTENANCE SERVICES                                                             14
  IDENTIFICATION CREDENTIALS                                                                       14
  MAINTENANCE FACILITIES                                                                           15
  PRECAUTIONS                                                                                      15
  TECHNICAL INFORMATION, SOFTWARE AND PROGRAMMING AIDS                                             15
  TITLE                                                                                            15

                                                                           pg 14


  Definitions

The definitions of Article I apply to this Article.

BREAKAGE, DISAPPEARANCE AND CONDITION

VISUAL shall take such precautions VISUAL deems necessary or desirable (which do not violate AT&T's plant rules or cause inconvenience or delay to AT&T) regarding tools, equipment, and Materials, regardless of whether or not owned by VISUAL, which VISUAL causes to be brought to AT&T's premises. AT&T shall have no responsibility for their care, safekeeping, or operating condition. AT&T shall not bear any cost or expense associated with their breakage or disappearance unless resulting from AT&T's negligence.
Notwithstanding anything to the contrary contained in the preceding sentence , in the event that AT&T makes a special request of VISUAL to perform special demonstrations of Equipment, Software, systems capabilities, etc., at any AT&T site or at the site of AT&T's customers and such demonstrations require the use of Visuals equipment, AT&T shall be responsible for and bear the risk of loss associated with any breakage, destruction or disappearance of such Equipment, Software, & Material, resulting from AT&T's negligence.

CONTINGENCY

If VISUAL fails to perform the Maintenance Services, AT&T may arrange for the performance of the Maintenance Services by another party after having given VISUAL at least twenty-four (24) hours prior written notice of intention to do so. VISUAL shall be responsible to AT&T for all reasonable expenses incurred in such performance.

ELIGIBILITY FOR MAINTENANCE SERVICES

Equipment shall be eligible for Maintenance Services provided it shall have been under Maintenance Service or warranty by VISUAL or any authorized maintenance provider on the date of commencement of this Agreement. From time to time, AT&T may assume responsibility for equipment either:

         1.owned by AT&T customers or
         2.having that ownership transferred to AT&T

If the Equipment is not eligible, but can be made eligible, AT&T may, at its expense, make or have made those changes required to upgrade the Equipment to eligibility status. Warranties shall be effective as provided for in this Agreement. VISUAL will invoice AT&T a one time equipment transfer fee per unit at a cost of ***. Additionally, after the initial term of this agreement is over, Visual may invoice AT&T, on a per unit basis, a cost of either i.*** per year or ii. *** for the balance of any extension to this agreement but not to exceed 3 years.

IDENTIFICATION CREDENTIALS

AT&T may, at its discretion, require VISUAL's employees and subcontractors to exhibit identification credentials, which AT&T may issue, in order to gain access to AT&T's premises for the performance of





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 15


the Services. If for any reason, any of VISUAL's employees or subcontractors are no longer performing Services, VISUAL shall immediately inform AT&T's Representative in the speediest manner possible. Notification shall be followed by the prompt delivery to AT&T's Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. VISUAL shall be liable for any damage or loss sustained by AT&T if the identification credentials are not returned to AT&T. until VISUAL has informed AT&T of the loss.

MAINTENANCE FACILITIES

AT&T shall provide VISUAL with adequate working space, including heat, light, ventilation, electric current and outlets for use by VISUAL's maintenance personnel. These facilities shall be within a reasonable distance of the Equipment to be serviced and shall be provided at no charge to VISUAL. AT&T shall not be responsible for any damage to VISUAL's Equipment or Materials stored on AT&T's premises unless the damage results from AT&T's negligence.

PRECAUTIONS

VISUAL shall take care in all operations to safeguard people as well as property and not to interfere with or curtail AT&T or customer operations at the services site.

TECHNICAL INFORMATION, SOFTWARE AND PROGRAMMING AIDS

VISUAL shall furnish to AT&T on the agreed-upon delivery date without additional charge any technical information, programs, routines, subroutines, documentation, or related material it has or may develop or modify, necessary for the general use or maintenance of Equipment under Maintenance Service, which are normally so furnished to maintenance customers.

TITLE

Title to replacement, repair parts and components of Equipment shall vest in AT&T upon installation. Title to enhancements and modifications and to intellectual property rights therein (other than those originating as a result of development Services funded by AT&T) shall remain in VISUAL. Title to updates and modifications originating as a result of development Services funded by AT&T and to intellectual property rights therein vest in accordance with the applicable underlying contract between AT&T and VISUAL.

                                                                           pg 16


                                   Article V

                        General Provisions Applicable To

                                Entire Agreement

                                    Contents

Clause                                                                          PAGE

Assignment and Subcontracting                                                                 20
Assignment by AT&T                                                                            19
AT&T Announcement Plan                                                                        19
Benefits                                                                                      25
Capacity Planning Review                                                                      19
CFC Packaging                                                                                 20
Change                                                                                        20
Changes to Product                                                                            20
Choice of Law                                                                                 21
Clause Headings                                                                               21
Clean-up                                                                                      21
Contents of Order                                                                             21
Continuing Availability                                                                       22
Compliance with Laws                                                                          21
Default                                                                                       22
Discontinuance of Manufacture                                                                 23
Documentation                                                                                 24
Effective Date and Duration of Agreement                                                      18
Emergency                                                                                     24
Entire Agreement                                                                              33
Force Majeure                                                                                 24
Future Improvements                                                                           25
Government Contract Provisions                                                                25
Heavy Metals in Packaging                                                                     25
Identification                                                                                26
Impleader                                                                                     26
Indemnity                                                                                     26
Infringement                                                                                  27
Inspection                                                                                    27
Insurance                                                                                     27
Invoices and Terms of Payment                                                                 28
ISO Certification                                                                             28
Labor Relations                                                                               28
Mediation                                                                                     29
Non-exclusive Market Rights                                                                   29
Notices                                                                                       29
Order                                                                                         18
Order Termination                                                                             30
Ordering Companies                                                                            18
Ozone Depleting Substances                                                                    30
Planning and Production Capacity                                                              18
Quarterly Reports                                                                             30
Releases Void                                                                                 30
Right of Entry and Plant Rules                                                                30

                                                                           pg 17


Sale & License                                                                                18
Scope of Agreement                                                                            18
Severability                                                                                  31
Shipping                                                                                      31
Standards                                                                                     31
Survival of Obligations                                                                       32
Taxes                                                                                         32
Timely Performance                                                                            32
Tools and Equipment                                                                           32
Use of Information                                                                            33
Variation of Quantity                                                                         33
VISUAL's Information                                                                          32
Waiver                                                                                        33
Work Done by Others                                                                           33

                                                                           pg 18


DEFINITIONS

The definitions of Article I apply to this Article.

ORDERING COMPANIES

AT&T may order under this Agreement. Also, those additional Associated Entities, both U.S. and foreign, designated in writing by AT&T, may order under this agreement.

Any order issued under this Agreement shall be a contractual relationship between the ordering Company and Visual, and Visual shall only look to the ordering Company for performance of Company's obligations under such an order.

SCOPE OF AGREEMENT

This Agreement is applicable to the procurement for internal use and resale by AT&T from VISUAL of Equipment, Software, intellectual property rights, Services, and Materials.

EFFECTIVE DATE AND DURATION OF AGREEMENT

This Agreement shall become effective as of the date set forth above and shall continue in effect for a period of three (3) years (the initial term) and thereafter until terminated by either VISUAL or AT&T upon delivery of thirty
(30) days' prior written notice to the other party. The amendment or termination of this Agreement shall not affect the obligations of AT&T or VISUAL under any then existing Order issued under this Agreement.
SALE & LICENSE

***

ORDER

Each Order shall reference this Agreement thereby incorporating the provisions of this Agreement. If notice of rejection of an Order is not received by AT&T within *** days from the date of issuance of an Order, the Order shall be deemed to have been accepted by VISUAL.

PLANNING AND PRODUCTION CAPACITY

It is AT&T's intent to utilize VISUAL products at AT&T's discretion. Both companies recognize that potential AT&T *** at VISUAL with *** if the ***. Both companies also recognize that there will be ***. The following AT&T estimated usage forecasts are to ***. These forecasts are AT&T's best estimates only and are not commitments.

Period             Estimated             Notes
                   volume
***

***

CAPACITY PLANNING REVIEW

AT&T and VISUAL agree to meet on a *** beginning at *** following signing of this Agreement to review status of marketing milestones as defined in Exhibit 3 (AT&T Announcement Plans for Visual Networks) and ***. If, at the end of *** following signing of this agreement, the marketing plan ***, as defined in the schedule ***, VISUAL ***. ***






----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 19



AT&T ANNOUNCEMENT PLAN FOR VISUAL NETWORKS

AT&T & VISUAL will interface in implementing a marketing plan for use of VISUAL Products in a managed DSU offer as outlined in Exhibit 3.

ASSIGNMENT BY AT&T

AT&T Corp. shall have the right to assign this Agreement or an Order and to assign its rights and delegate its duties under this Agreement or an Order either in whole or in part at any time and without VISUAL's consent to (i) any present or future Associated Entity of AT&T Corp. which may not be a competitor of VISUAL,, or (ii) any other entity resulting from the sale, reorganization or other transfer of all or part of the assets of AT&T Corp. or any Associated Entity. AT&T shall give VISUAL written notice of any assignment and delegation. The assignment and delegation shall not affect any rights or duties that VISUAL or AT&T may then or thereafter have as to Equipment, Software, Services or Materials ordered by AT&T prior to the effective date of the assignment and delegation. Upon acceptance of the assignment and delegation and assumption of the duties under this Agreement or an Order, AT&T shall be released and discharged, to the extent of the assignment and delegation, from all further duties under this Agreement or the Order as to Equipment, Software, Services or Materials so assigned.

ASSIGNMENT AND SUBCONTRACTING

VISUAL shall not assign any right or interest under this Agreement or an Order (excepting monies due or to become due) nor delegate any Services or other obligation to be performed or owed by VISUAL under this Agreement without the prior written consent of AT&T, whose consent will not be unreasonably withheld. Any attempted assignment, delegation, or subcontracting in contravention of the above provisions shall be deemed void and ineffective. Any assignment of monies shall be void and ineffective if any of the following occur: (1) AT&T receives less than thirty (30) days' prior written notice of the assignment from VISUAL or (2) the assignment attempts (i) to impose upon AT&T obligations to the assignee additional to the payment of monies, or (ii) to preclude AT&T from dealing solely and directly with VISUAL in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due. All Services performed by VISUAL subcontractors at any tier shall be deemed Services performed by VISUAL.

CFC PACKAGING

VISUAL warrants that all packaging materials furnished under this Agreement and all packaging associated with Equipment, Software, or Materials furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrappings, boxes, cartons and any other packing materials used for packaging. VISUAL agrees to indemnify, defend (at AT&T's request), and hold harmless Indemnities from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from AT&T's good faith reliance upon this warranty.

CHANGE

***





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 20


CHOICE OF LAW

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey, excluding its choice of law rules and excluding the Convention for the International Sale of Goods. The provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of Services, the Lease or rental of Equipment or Materials, the procurement of intellectual property rights and the license of Software. VISUAL shall submit to the jurisdiction of any court wherein an action is commenced against AT&T based on a claim for which VISUAL has agreed to indemnify AT&T under this Agreement.

CLAUSE HEADINGS

The headings of the clauses in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

CLEAN-UP

Upon completion of installation or removal of the Equipment or of any other Services performed on AT&T's or its customer's premises, VISUAL shall, at its expense, promptly remove all implements, surplus materials and debris used in or produced by those activities.

COMPLIANCE WITH LAWS

VISUAL and all persons furnished by VISUAL shall comply, at their own expense, with all applicable federal, state, local and foreign laws, ordinances, regulations and codes

CONTENTS OF ORDER

1)  EQUIPMENT, SOFTWARE OR MATERIALS
An Order for the purchase of Equipment, Software, or Materials shall contain the following:

    1.   The incorporation by reference of this Agreement;

    2. A complete list of the Equipment or Materials to be purchased or Software to be licensed specifying the quantity, type, model, feature description, list price, and purchase price to be paid (net of discount) and if applicable the name or names of the manufacturer and model number or numbers of the equipment with which the Software shall be compatible;

    3.   The invoice address;

    4. The location at which the Equipment or Materials are to be delivered or installed including floor, street, city and state;

    5.   The ship date

    6. A complete list of the Services and associated costs, if any, such as, but not limited to, training, if any required, and a schedule of their performance;

    7    Any other special provisions agreed upon by both parties.

                                                                           pg 21



Ordered items shall be shipped complete on date(s) specified in an Order unless otherwise agreed to by AT&T.


CONTINUING AVAILABILITY

Except as set forth in the clause DISCONTINUANCE OF MANUFACTURE, VISUAL agrees to offer for sale to AT&T, during the Term of this Agreement***:

         (a) Equipment and Software conforming to the Specifications set forth in this Agreement or in an Order;

         (b) maintenance, replacement and repair parts which are functionally equivalent to those in the Equipment covered by this Agreement (the "Parts"); and

         (c) support Services which are equivalent to the support Services set forth in this Agreement, or support services as may be otherwise agreed upon by the parties.

The prices for such Equipment, Software, Parts, or Services shall be the prices set forth in this Agreement and the Appendices hereto during the Term. Prices for Equipment, Software, Parts, or Services following the end of the Term shall be the prices in VISUAL 's then current agreement with AT&T for said Equipment, Software, Parts, or Services, or if no such agreement exists, VISUAL 's then current Service Provider Standard Pricing Schedule prices or other prices agreed upon by the parties. If the Equipment, Software, Parts, or Services is not offered on VISUAL 's then current price Service Provider Standard Pricing Schedule or if the parties fail to agree on prices, such Equipment, Software, Parts, or Services shall be made available to AT&T at reasonable prices for said Equipment, Software, Parts, or Services at the time for delivery.

DEFAULT

If VISUAL shall be in material breach or default of any of the provisions of this Agreement and the breach or default shall continue for a period of THIRTY
(30) days after AT&T gives written notice to VISUAL, then in addition to all other rights and remedies which AT&T may have at law or equity or otherwise, AT&T shall have the right to cancel this Agreement without any charge to, or obligation or liability of, AT&T. If AT&T shall be in material breach or default of any of the provisions of this Agreement and the breach or default shall continue for a period of THIRTY (30) days after VISUAL gives written notice to AT&T, then in addition to all other rights and remedies which VISUAL may have at law or equity or otherwise, VISUAL shall have the right to cancel this Agreement without any charge to, or obligation or liability of, VISUAL .





DISCONTINUANCE OF MANUFACTURE

VISUAL shall provide AT&T at least six (6) months prior written notice of its intent to discontinue manufacture ("MD") of any Equipment or Software covered by this Agreement. VISUAL shall continue to provide spare parts as well as repair and/or refurbish the MD Equipment or Software for a period of five






----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 22


(5) years from the date of VISUAL's written notice to AT&T of discontinuance of manufacture. In addition, AT&T shall have the opportunity to make an end-of-life buy of such MD Equipment or Software for a period of up to six (6) months from the date of VISUAL 's MD notice. VISUAL shall fill all such end-of-life buy Orders placed by AT&T in accordance with its then-current lead times and manufacturing capabilities. Any changes to quantities in such Orders must be mutually agreed to by the parties.

                                                                           pg 23



DOCUMENTATION

1) VISUAL agrees to furnish at no charge, with each and every shipment to AT&T, standard user documentation necessary and required for AT&T to install, operate and maintain the Equipment, Software and Materials purchased hereunder in paper or electronic form as requested by AT&T; and to update documentation to reflect changes and updates in Equipment, Software and Materials. AT&T may reproduce such documentation for internal use, provided such reproduced documentation contains all appropriate Copyrights and Trademarks of VISUAL . Such Equipment and Materials will include paper documentation for installation. VISUAL will provide AT&T with electronic formatting documentation containing these Copyrights and Trademarks.

2) VISUAL agrees to provide current supporting documentation, for use by AT&T in responding to RFP's, regarding the capabilities, interfaces, power, heat, foot print, Mean Time Between Failures, and management capabilities of VISUAL's Equipment, Software and Materials covered under this Agreement.

EMERGENCY

VISUAL shall use commercially resonable efforts to assist AT&T in obtaining components and equipment compatible with the Equipment in an emergency.

FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance of any part of an Order to the extent the delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar cause beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("Force Majeure Conditions"). Notwithstanding the foregoing, VISUAL's liability for loss or damage to AT&T's Equipment, Software, Materials or other tangible article in VISUAL's possession or control shall not be modified by this clause. If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect, and the party affected by the other's delay or inability to perform may elect to:

1. suspend this Agreement or the Order for the duration of the Force Majeure Condition, and

         a.      at the affected party's option, as applicable:

              i. obtain a Lease elsewhere for equipment to perform the functions of the Equipment leased under the Order and deduct from the duration of the Order the time for which such other Lease was obtained, or

              ii. obtain a license elsewhere for Software to perform the functions of the Software licensed under the Order and deduct from the duration of the Order the time for which such other license was obtained, or

              iii. buy or sell elsewhere Equipment, Materials or Services to be bought or sold under an Order and deduct from any commitment the Equipment, Materials or Services bought or sold or for which commitments have been made elsewhere, and

         b. resume performance under the Order for the remainder of the duration (once the Force Majeure Condition ceases) with an option in the affected party to extend such duration up to the length of time the Force Majeure Condition endured and/or, pg 24



2. terminate the Order (at no charge) as to any Equipment, Software or Materials which have not been shipped or as to any Services which has not been commenced, when the delay or nonperformance continues for a period of at least twenty five (25) days

Unless written notice is given within twenty five ( 25 ) days after the affected party is notified of the Force Majeure Condition, paragraph 1 of this section shall be deemed selected.

FUTURE IMPROVEMENTS

At least forty-five (45) days before VISUAL publicly announces improvements, enhancements or new features, VISUAL shall advise AT&T of such features and advantages.

BENEFITS

VISUAL assures AT&T that all prices, terms, warranties and benefits granted to AT&T for like products and like quantities by VISUAL for the Equipment, Software, Materials, Services and improvements, are at least as favorable as those now offered by VISUAL to any of its commercial customers. If, during the duration of this Agreement, VISUAL should enter into a supply arrangement with any other customer for the Equipment, Software, and Services provided hereunder with a third party upon terms that, with respect to purchase prices or other items which could provide a change in relative benefits, are more favorable to such third party than the overall terms contained herein, then VISUAL agrees to amend this Agreement to provide AT&T with the same or comparable overall terms.

GOVERNMENT CONTRACT PROVISIONS

The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto, are incorporated in this Agreement as they apply to Services performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein "contractor" and "subcontractor" mean "VISUAL".
In addition, Orders placed under this Agreement containing a notation that the Equipment, Software, Services or Materials are intended for use under U.S. Government contracts shall be subject to the other U.S. Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.


HEAVY METALS IN PACKAGING

VISUAL warrants to AT&T that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to AT&T under this Agreement. VISUAL further warrants to AT&T that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to AT&T under this Agreement or an Order does not exceed one hundred (100) parts per million. Upon request, VISUAL shall provide to AT&T Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this clause. VISUAL agrees to indemnify, defend (at AT&T's request), and hold harmless Indemnities (all hereinafter referred to in this clause as "AT&T") from and against any pg 25


losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from AT&T's good faith reliance upon said warranties or any certifications of compliance.

IDENTIFICATION

VISUAL shall not, without AT&T's prior written consent, engage in advertising, promotion or publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. VISUAL shall remove or obliterate any Identification prior to any use or disposition of any Equipment, Software or Materials rejected or not purchased, licensed or leased by AT&T, and failing to do so, shall indemnify, defend (at AT&T's request) and hold harmless Indemnities (all hereinafter referred to in this clause as "AT&T") from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of VISUAL's failure to so remove or obliterate.

IMPLEADER

VISUAL shall not implead or bring any action against AT&T or its customers or the employees of AT&T or its customers based on any claim by a person for personal injury or death to an employee of AT&T or its customers occurring in the course or scope of employment that arises out of Equipment, Software, Services or Materials furnished under this Agreement or an Order.

INDEMNITY

All persons furnished by VISUAL shall be considered solely VISUAL's employees or agents, and VISUAL shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law. VISUAL shall indemnify, defend (at AT&T's request), and hold harmless Indemnities from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that do, or allegedly do, arise out of or result from:

         1. injuries or death to persons or damage to property, including theft, in any way arising out of, occasioned by, caused or alleged to have been caused by the performance of the Services performed by VISUAL or persons furnished by VISUAL ,

         2. assertions under Workers' Compensation or similar acts made by persons furnished by VISUAL or by any subcontractor, or by reason of any injuries to persons for which AT&T would be responsible under Workers' Compensation or similar acts if the persons were employed by AT&T,

         3. any failure on the part of VISUAL to satisfy all claims against it for labor, equipment, materials, intangible items and other obligations relating directly or indirectly to the performance of the Services; or

         4. any failure by VISUAL to perform VISUAL's obligations under this clause or the Insurance clause.

VISUAL shall defend Indemnities, at AT&T's request, against any of these claims, demands or suits. AT&T shall notify VISUAL within a reasonable time of any written claims or demands against AT&T for which VISUAL is responsible under this clause.

                                                                           pg 26



INFRINGEMENT

VISUAL shall indemnify, and hold harmless Indemnities from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any proved claim
(1) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or an Order or performance under or in contemplation of either of them ("Infringement Claim"). However, if the Infringement Claim arises solely from VISUAL's adherence to AT&T's written instruction regarding Services or tangible or intangible goods provided by VISUAL ("Items") and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of VISUAL's designated origin, design or selection, AT&T shall indemnify VISUAL. AT&T or VISUAL (at AT&T's request) shall defend or settle, at its own expense, any demand, action or suit on any Infringement Claim for which it is the indemnitor under the preceding provisions and shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such claim.

INSPECTION

AT&T reserves the right to witness testing procedures and inspect Equipment, Software and Materials furnished under this Agreement or an Order. AT&T shall also have access to VISUAL's facilities for Quality System Reviews. If such inspection at VISUAL's manufacturing facility is requested by AT&T, VISUAL's shall notify AT&T when Equipment, Software or Materials are ready for inspection. Arrangements will be mutually agreed upon between VISUAL's and for inspection prior to shipment. VISUAL's shall make available to AT&T, on a mutually-agreed to scheduled basis, without charge, its current production testing facilities and personnel as may be requested by AT&T to inspect Equipment, Software and Materials to determine whether they meet the requirements of the Specifications.

INSURANCE

VISUAL shall maintain and cause VISUAL's subcontractors to maintain during the duration of this Agreement all of the following:

1. Workers' Compensation insurance as prescribed by the law of the state or nation in which the Services is performed;

2. Employer's liability insurance with limits of at least $500,000 for each occurrence;

3. comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence;

4. Commercial General Liability ("CGL") insurance, including Products Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence;

5. if the furnishing to AT&T (by sale or otherwise) of Equipment, products or Materials is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 for each occurrence; and

6. Errors and Omissions insurance in the amount of at least $1,000,000 per claim with an annual aggregate of at least $3,000,000 inclusive of legal defense costs.

                                                                           pg 27



VISUAL 's insurer(s) and anyone claiming by, through, under or in VISUAL 's behalf shall have no claim, right of action or right of subrogation against AT&T and its customers based on any loss or liability insured against under the foregoing insurance. VISUAL and VISUAL's subcontractors shall furnish prior to the start of Services certificates or adequate proof of the foregoing insurance including, if specifically requested by AT&T, copies of the endorsements and insurance policies. AT&T shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

INVOICES AND TERMS OF PAYMENT

Invoices for the charges specified in an Order shall be submitted by VISUAL to the address specified in the Order. Unless payment terms more favorable to AT&T are stated on VISUAL 's invoices and AT&T elects to pay on such terms, undisputed invoices for purchased Equipment, Materials, annual Maintenance Services or licensed Software shall be payable no later than the *** day after
(a) the date of receipt of undisputed invoices or (b) the date of acceptance of the Equipment or Software or Materials or delivery of Materials at AT&T's dock, whichever is later.

VISUAL shall (1) render proper original invoices showing Order number, through routing, weight and unit price per the denomination specified in the Order,
(2) render separate invoices for each shipment and (3) forward bill of lading and shipping notices with invoice. If prepayment of transportation charges is authorized, VISUAL shall include the transportation charges from the FOB point to the destination as a separate item on the invoice stating the name of the carrier used.

ISO CERTIFICATION

AT&T recognizes that VISUAL intends to be ISO 9000 registered. Therefore, under this Agreement, VISUAL shall have the portion of VISUAL 's quality system that applies to the Equipment, Materials, and Services covered under this Agreement registered to the then current and applicable ISO 9000 Series standards (which may have a different nomenclature in applicable other countries). Such registration must be made by an accredited third party registrar(s).

VISUAL warrants that VISUAL is in the process of obtaining ISO certification and shall receive such certification no later than March 31, 1998.

VISUAL shall provide AT&T's representative (if requested) with a copy of the appropriate certificates of registration issued by such third party
registrar(s).   If VISUAL fails, for any reason, to obtain or maintain or
provide to AT&T certificates of registration as set forth above, or fails to become certified in countries requested by AT&T, then AT&T shall have the right, and without any cost to or obligation or liability of AT&T, to terminate this Agreement and any outstanding orders placed under this Agreement.

LABOR RELATIONS

VISUAL shall be responsible for its labor relations with any labor organization represented among its employees and shall be responsible for adjusting all disputes between itself and its employees or any union representing such employees. The provisions of this paragraph shall be extended by VISUAL to all subcontractors hereunder. VISUAL shall immediately notify AT&T if VISUAL has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance of this Agreement.





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 28



MEDIATION

If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving the dispute through direct negotiation, the parties shall attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold in confidence the existence, content and result of the mediation. If the dispute is not resolved by the mediation, the parties shall have the right to resort to any remedies permitted by law. Defenses based on the passage of time are suspended upon submitting the dispute to the mediator and during the mediation. The time period during the mediation shall be disregarded in calculating such
defenses.   Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights during mediation. A request by a party to a court for injunctive relief shall not be deemed a waiver of the obligation to mediate.

NON-EXCLUSIVE MARKET RIGHTS

This Agreement neither grants to VISUAL an exclusive right or privilege to sell, license or Lease to AT&T any or all Equipment, Software, Services or Materials described in this Agreement which AT&T may require, nor requires the purchase, license or lease of any Equipment, Software, Services or Materials from VISUAL by AT&T. AT&T may contract with other manufacturers for the acquisition of comparable Equipment, Software, Services or Materials.

Purchases, licenses or leases by AT&T under this Agreement shall be initiated by the placement of an Order by AT&T and the Order shall not restrict the right of AT&T to cease acquisition nor require AT&T to continue any level of acquisition from VISUAL .

NOTICES

Any notice, demand or other communication (other than an Order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made by overnight courier service, confirmed facsimile, registered or certified mail (return receipt) or other media which provides the sender with written record of delivery, and shall be addressed to the respective parties as follows:

         To VISUAL :                               VISUAL
                                                   2092 Gaither Rd.
                                                   Rockville, Md. 20850
                                                   Mr. Peter Minihane
                                                   Fax ( 301) 296-2308

         To AT&T:                                  AT&T Corp.

                                                   ***
                                                   10 Independence Boulevard
                                                   Warren, NJ  07059
                                                   ***





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 29



The notice, demand or other communication (other than an Order) shall be deemed to have been given or made when picked up by the delivery services mentioned above. The above addresses may be changed at any time by giving thirty (30) days prior written notice.

ORDER TERMINATION

An Order of standard Equipment may be terminated by AT&T, at no charge, at any time prior to shipment from VISUAL's plant or commencement of Services.
Orders for non-standard Equipment may be terminated, at no charge, *** days in advance of required ship date. In the event that AT&T desires to cancel non-standard Equipment in less than *** days from required ship date, Visual agrees to good faith efforts to accept that cancellation at no charge to AT&T. AT&T shall notify VISUAL in writing of any such termination for either standard or non-standard Equipment.

At any time, AT&T may terminate individual Orders for Maintenance Services, at no charge, provided AT&T gives at least *** days prior written notice to VISUAL. If the charges for a terminated Order were paid annually in advance, VISUAL shall promptly refund to AT&T the unused prorata portion of the charges.

OZONE DEPLETING SUBSTANCES

VISUAL warrants and certifies that all Equipment, Software, and Materials, including packaging and packaging components, provided to AT&T under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR Part 82 entitled "Protection of Stratospheric Ozone, Subpart E - The labeling of Products Using Ozone Depleting Substances." VISUAL agrees to indemnify, defend and hold harmless Indemnities from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that may be sustained by reason of VISUAL 's non-compliance with such applicable law or the terms of this warranty and certification.

QUARTERLY REPORTS

VISUAL shall render quarterly reports covering Orders placed under this Agreement for Equipment, Software, Services and Materials as early in the subsequent quarter as possible. This report shall be submitted in a mutually agreed upon format.

RELEASES VOID

Neither party shall require (i) waivers or releases of any personal rights, or
(ii) execution of documents which conflict with the provisions of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises, and no such releases, waivers, or documents shall be pleaded by them or third persons in any action or proceeding.





----------------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                           pg 30


RIGHT OF ENTRY AND PLANT RULES

Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements, if applicable. VISUAL shall become acquainted with conditions governing the delivery, receipt and storage of Materials and Equipment at the site of the Services so that VISUAL will not interfere with AT&T's operations. Storage space will not necessarily be provided adjacent to the site of the Services. Therefore, VISUAL shall be expected to select, uncrate, remove and transport Materials and Equipment from the storage areas provided. AT&T is not responsible for the safekeeping of VISUAL 's property on AT&T's premises. VISUAL shall not stop, delay or interfere with AT&T's work schedule without the prior approval of AT&T's Representative. VISUAL shall provide and maintain sufficient covering and take any other precautions necessary to protect AT&T's stock, equipment and other property from damage due to VISUAL's performance of the Services.

SEVERABILITY

If any of the provisions of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement or Order, but rather the entire Agreement or Order shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

SHIPPING

VISUAL shall do all of the following:

1. Ship the Equipment, Software and Materials to the site designated in an Order by the date set forth in the Order in accordance with specific shipping instructions,

2.   Place the Order number on all subordinate documents,

3.   Enclose a packing memorandum with each shipment, and when more than one
     (1) package is shipped, identify the one containing the memorandum,

4.   Mark the Order number on all packages and shipping papers, and.

5.   Furnish adequate protective packing at no additional charge.

If VISUAL does not comply with the F.O.B. terms of an Order or with AT&T's shipping or routing instructions, VISUAL authorizes AT&T to deduct from any invoice any increased costs incurred by AT&T as a result of VISUAL 's noncompliance.

STANDARDS

Employees of VISUAL with records of criminal convictions, other than minor traffic violations, shall not be assigned to AT&T's premises until a detailed statement of the circumstances is furnished to AT&T for its review, and AT&T has given its written approval of such assignment. In fulfilling VISUAL 's obligations pg 31


under this clause, VISUAL shall comply fully with all laws relating to the making of investigative reports and the disclosure of information contained therein.


VISUAL 'S INFORMATION

VISUAL shall not provide nor have they provided in contemplation of, this Agreement any information or medium, unless VISUAL has the right to do so, and VISUAL shall not view any of the information as confidential or proprietary. Further, there are no limitations on the Use of Software except as otherwise agreed to in the OPERATING SYSTEM SOFTWARE clause in Article II and in the LICENSE GRANT and INTELLECTUAL PROPERTY RIGHTS clauses in Article III. Notwithstanding the above, AT&T will protect Software received from VISUAL with the same degree of care that AT&T normally uses to protect its own Software that it does not wish to become public knowledge, and AT&T will advise any recipient of such Software of that obligation.

SURVIVAL OF OBLIGATIONS

The obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the COMPLIANCE WITH LAWS, IDENTIFICATION, IMPLEADER, INDEMNITY, INFRINGEMENT, INSURANCE, RELEASES VOID, USE OF INFORMATION and WARRANTY clauses, shall survive termination, cancellation or expiration of this Agreement.

TAXES

AT&T shall reimburse VISUAL for only State and local sales and use taxes, as applicable, with respect to transactions under this Agreement or an Order unless AT&T advises Visual that an exemption applies. Taxes payable by AT&T shall be billed as separate items on VISUAL's invoices and shall not be included in VISUAL's prices. AT&T shall have the right to have VISUAL contest any such taxes that AT&T deems improperly levied at AT&T's expense and subject to AT&T's direction and control.

TIMELY PERFORMANCE

If VISUAL has knowledge that anything prevents or threatens to prevent the timely performance of the Services under this Agreement, VISUAL shall immediately notify AT&T's Representative thereof and include all relevant information concerning the delay or potential delay.

TRAINING AND TECHNICAL SERVICE

VISUAL shall provide, (a) assistance and advice, as may be reasonably requested by AT&T necessary to assist in the use of the Equipment and Software and (b) any training as it normally provides without charge to users of the Equipment or Software.

                                                                           pg 32


TOOLS AND EQUIPMENT

Unless otherwise specifically provided in an Order, VISUAL shall be responsible for providing all labor, tools and equipment ("Tools") for performance of an Order. If VISUAL actually uses any Tools owned or rented by AT&T or its customers, VISUAL acknowledges that VISUAL accepts the Tools "as is, where is" and that neither AT&T nor its customers have any responsibility for the condition or state of repair of the Tools and that VISUAL shall have risk of loss and damage to such Tools. VISUAL shall not remove the Tools from AT&T's or its customers' premises and shall return the Tools to AT&T or its customers upon completion of use, or at such earlier time as AT&T or its customers may request, in the same condition as when received by VISUAL, reasonable wear and tear excepted.

USE OF INFORMATION

VISUAL shall view as AT&T's property, any Information or Medium, however conveyed, provided to, or acquired by VISUAL ,under or in contemplation of
this Agreement or an Order.   VISUAL shall, at no charge to AT&T, and as AT&T
directs, destroy or surrender to AT&T promptly at its request any such Medium or any copy of such Information. VISUAL shall keep Information confidential and use it only in performing under this Agreement or an Order and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to Information previously known to VISUAL free of obligation, or made public through no fault imputable to VISUAL .

VARIATION OF QUANTITY

AT&T assumes no liability for Equipment, Software, or Materials produced, processed or shipped in excess of the amount specified in any Order placed with VISUAL.

WAIVER

The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of that right or remedy with respect to any other breach or failure by the other party.

WORK DONE BY OTHERS

If any part of the Services performed by VISUAL is dependent upon Services done by others, VISUAL shall inspect and promptly report to AT&T any defect that renders the other work unsuitable for VISUAL's proper performance. VISUAL's silence shall constitute approval of the other work as fit, proper and suitable for VISUAL's performance of the Services or other work.

ENTIRE AGREEMENT

This Agreement shall incorporate the typed or written provisions on AT&T's Orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the Order(s) and shall not be modified or rescinded, except by a writing signed by duly authorized representatives of VISUAL and AT&T.

                                                                           pg 33



The provisions of this Agreement shall apply to:

         1.      any Orders issued pursuant to this Agreement, and

         2. any Services, Material, Equipment, intellectual property rights and Software or other Information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement.

Printed provisions on the reverse side of AT&T's Orders (except as specified otherwise in this Agreement) and all provisions on VISUAL's forms shall be deemed deleted. Additional or different provisions inserted in this Agreement by VISUAL, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by AT&T in writing. Estimates or forecasts furnished by AT&T shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.


APPENDICES

The following Appendices are attached and by this reference are made a part of this Agreement:

EXHIBIT 1        SPECIFICATIONS
EXHIBIT 2        SERVICE LEVEL AGREEMENT
EXHIBIT 3        AT&T ANNOUNCEMENT PLAN FOR VISUAL NETWORKS
EXHIBIT 4        VISUAL NETWORKS SERVICE PROVIDER STANDARD PRICING SCHEDULE




AGREED:

VISUAL NETWORKS, INC.                              AT&T CORP.


By:      /s/ Scott Stouffer                By: /s/ Diana Jones
         -------------------------             ------------------------------
                 (signed)                                           (signed)

Name:    Scott Stouffer                    Name:   Diana Jones
         -------------------------                 --------------------------
                 (printed)                                          (printed)

Title:   President                         Title:  Director
         -------------------------                 --------------------------


Date:    December 3, 1997                  Date:   December 2, 1997
         -------------------------                 --------------------------

                                                             EXHIBIT 10.7 (AT&T)
                                                                   EXHIBITS



                                  EXHIBIT 1

                               SPECIFICATIONS.

1.               HARDWARE SPECIFICATIONS

         1.1.    SERIAL INTERFACE
                        ***

         1.2.    PAYLOAD LOOPING CAPABILITY
                        ***

         1.3.    V.35 AND NETWORK STATUS INDICATORS FROM MANAGEMENT STATION
                        ***

         1.4.    WATHCHDOG TIMER
                        ***

         1.5.    FRAME RELAY LMI TERMINATION
                        ***

         1.6.    IN-BAND MANAGEMENT
                        ***

         1.7.    TELNET CAPABILITY
                        ***

         1.8.    MIB II COMPLIANCE
                        ***

         1.9.    FRAME RELAY / PVC MIB
                        ***

         1.10.   T1 / E1 COMPLIANCE
                        ***

         1.11.   VISUAL NETWORKS PRIVATE MIB
                        ***

         1.12.   REPORTING CAPABILITY WITH SINGLE ENDED VISUAL CSU / DSU SITES
                        ***

         1.13.   TRAP FORWARDING
                        ***

         1.14.   DISK MIRRORING ON THE MANAGEMENT STATION
                        ***

         1.15.   SNMP TRAPS ON SLIP CONNECTIONS
                        ***






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

         1.16.   SNMP COMMUNITY STRINGS AND MANAGER SECURITY
                          ***

         1.17.   ROUND TRIP DELAY
                          ***

2.       REPORT REQUIREMENTS FOR PUBLISHING
         Definitions:

                 A. Publishing - This is a scheduled action performed by the central management server / station currently known as the Visual Networks' Performance Archive Manager (PAM). The publishing action will be to run the reports (a database function) and store the results both textually in a Hyper Text Mark-up Language (HTML) Format and graphically in a Graphics Interchange Format (GIF) in a directory structure that is easily accessible and predictable by AT&T***.

                 B.  Third Party Web Server - ***

                 C. Quarterly reports are 13 weeks. The first day of the first week of the first quarter is the first Sunday of the calendar year.

         2.1.    TYPES OF REPORTS
                 Below are some of the type of reports AT&T expects to see published and their respective frequency. THE REQUIREMENT IS FOR ALL TYPES OF REPORTS THE VISUAL NETWORK'S PAM PRODUCES, NOT ONLY THE ILLUSTRATIVE ONES LISTED BELOW. AT&T also requires any new reports developed by Visual Networks be published in the same manner.

                 The components of the report requirements will include AT&T's requirement for content, form, and frequency.

                 -        Graphically is to denote the Graphical Interchange
                          Format
                 -        Textually / ASCII denotes an ASCII Report
                 -        HTML Table denotes the output is required in an HTM
                 - Frequency of Quarterly, Monthly, Weekly, Daily, and Other will be shown as required by a "Yes" or not required by a "No".

                 ***

         2.3.    DIRECTORY STRUCTURE REQUIREMENTS

                 ***

         2.4.    GENERAL HTML REQUIREMENTS

         ***


         2.5.    REPORT STORAGE

         ***


VISUAL UPTIME RELEASE SCHEDULE

***






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT 2

                            SERVICE LEVEL AGREEMENT



OVERVIEW

This Service Level Agreement (SLA) is intended to identify the features and define the processes involved with Visual's delivery of various support functions to AT&T.
Within 30 days following the signature of the Agreement, AT&T and Visual will each appoint persons to act as the primary and secondary interfaces for product release and technical support process issues related to the Agreement.

BASIC SUPPORT FOR NETWORK MANAGEMENT OPERATIONS

A.  VTAC ACCESS AND INFORMATION SERVICES

1. AT&T will be entitled to Visual Technical Assistance Center ("VTAC") telephone support. The VTAC is a telephone handling service staffed by Visual's product support personnel which provides assistance with diagnosis of defects and/or failures in Visual's Products. VTAC access is intended to supplement ***. Accordingly, VTAC personnel accepting calls from and providing responses to AT&T personnel ***. VTAC telephone access is available seven days per week, twenty-four hours per day. In the event Visual is unable to diagnose and, where appropriate, resolve a problem through VTAC access, then Visual agrees to escalate the problem resolution in accordance with Visual's escalation procedure. Visual will make best efforts to respond to trouble calls within *** during the *** after signing of the Agreement. Effective at the beginning of the *** of the Agreement, Visual agrees to use reasonable commercial efforts to respond to AT&T trouble calls within *** of the time and within *** of the time of receipt of such calls from AT&T. AT&T shall implement a procedure to limit the number of their AT&T personnel who interface with the VTAC
2. AT&T is entitled to access Visual's electronic information delivery, as it may change from time to time, which contains general technical information about the Products, including by way of example any known bugs or corresponding fixes in the Software. AT&T's access to Visual's Electronic Information Delivery shall include access to all capabilities provided to any another commercial customer including, but not limited to, the ability to download software fixes. Visual will have electronic information delivery mechanisms in place within *** after signing of the Agreement. Visual agrees to provide AT&T with proactive, written notification of any mandatory changes made by reason of safety or failure of the equipment to perform in accordance with the requirements of this agreement as set out in the CHANGE section of the Agreement.

B.  SOFTWARE UPDATES; SOFTWARE FIXES

1. This SLA includes the distribution of Visual's Software releases and enhancements ("Software Updates") and related documentation as they are made generally available.. Visual agrees that Software Updates will remain compatible with the Equipment.. Visual further agrees that Software Updates will not hinder centralized distribution of Software Updates.. Visual agrees to use reasonable commercial efforts to distribute the Software Updates and related documentation to AT&T within ***. . All Software Updates and related documentation shall be distributed by Visual to AT&T personnel at the locations specified by AT&T at *** for up to *** Software Update release packages per release including software media and






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

documentation. ***. Visual shall support all versions of its Software shipped to AT&T under this Agreement. ***


2. If AT&T is unable to complete, or requires assistance in, the diagnosis of a reported problem because of the unusual or unique nature of the problem, then Visual shall aid AT&T to perform a diagnosis. If Visual determines the problem is due to nonconformance to published Specifications of a Software version, then Visual shall provide any Software fix for the reported nonconformance that may be available at the time the problem is reported. If there is no such available fix, Visual shall use reasonable commercial efforts to remedy such nonconformance, which may include a workaround or other temporary fix to the Software. If a workaround or other temporary fix to the Software is provided, Visual shall make reasonable commercial efforts to include it in a subsequent Software Update. If Visual, after being given reasonable opportunity by AT&T, is unable to correct a substantial non-conformance of the Software Update with its published specifications and such non-conformance materially and adversely affects form, fit or function to published Specifications (including reliability) or backward compatibility, as defined earlier, then AT&T may ***.


3. In the event AT&T and Visual are unable to complete the diagnosis through the VTAC, or through dial-in remote access, Visual may, at its discretion and ***, but subject to AT&T's written approval, dispatch a service technician to accompany AT&T to the customer's site in order to facilitate diagnosis. In any such event, Visual shall be acting on behalf of and as a subcontractor to AT&T while at a customer's site. AT&T acknowledges that any such dispatch by Visual shall not create in AT&T any right or power to bind Visual to any customer or to make any commitments for or on behalf of Visual. If AT&T fails to provide the required approval to allow Visual to accompany AT&T to the customer site, AT&T agrees that Visual shall be *** and Visual is
***.

C.  RESPONSIBILITIES OF AT&T

AT&T will perform support for the customer in connection with any Product failure reported to it by a customer. This requires AT&T to act as the initial interface to the customer ***. In general, AT&T will engage the VTAC when AT&T determines that the customer's problem is due to non-conformance of the Products to the Specifications. ***.

AT&T will provide Visual with a name, phone number, and script to use in the event that the VTAC is contacted directly by an AT&T customer. The VTAC will redirect such calls to AT&T support with minimal inconvenience to the customer.


D.  NETWORK MANAGEMENT CENTER SUPPORT AT OFFER AVAILABILITY

Visual will provide *** on-site resources at AT&T Network Management Work Centers to assist in training AT&T technical personnel to become proficient in supporting the Products. Training will include, but not be limited to: system administration of the PAM, PAC training, and major hardware and software release features of the Products utilized in AT&T network solutions
During the *** of the Agreement, AT&T may conference in the VTAC during normal business hours (M-F 8 a.m. to 8 p.m. ET) and the VTAC will participate with AT&T support personnel in problem diagnoses at all call levels.


ADDITIONAL VISUAL SUPPORT

A. PRODUCT AWARENESS AND PRODUCT TRAINING






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

Product training and Product awareness shall be provided on an on-going basis for new AT&T personnel and new technologies introduced by Visual . AT&T and Visual shall work together to determine the appropriate Product training and Product awareness training regimens and schedules. AT&T and Visual shall review AT&T Product training and Product awareness needs annually or sooner when requested by either party. In general Visual will provide Product awareness ***. Visual will provide Product training to AT&T ***.


1. During each year of the Agreement, Visual will provide a comprehensive Product awareness road show at *** locations***.

Product awareness in this context means the transfer of knowledge ***. In order to maintain the momentum of this initial investment, Visual shall provide ***. Personnel to receive this training may include, but are not limited to:
***. Product awareness shall be provided at AT&T sites, or other facilities as determined by AT&T. Visual shall provide Product awareness materials and Product awareness training personnel ***

2. Visual will provide Product training to AT&T for ***. AT&T will be committed to obtain proper Product training, which in this context means ***.



B. NETWORK SOLUTION DESIGN AND ENGINEERING SUPPORT

         Visual shall provide network solution design and engineering support to AT&T***, shall assign a sales representative on Visual's AT&T sales team to be the point of contact for AT&T personnel in support of the design and engineering of network solutions involving the Products. The role of Visual's inside sales representative will be to ***. Such design and engineering support shall be ***. Design and engineering support shall be available during Visual's normal business hours, unless otherwise mutually agreed on a case by case basis.

C. SERVICE DEVELOPMENT AND TESTING SUPPORT

1. AT&T will furnish Visual with a detailed scope of work, in writing, for service development and testing support it requires, such as assistance in software testing and certification of the Products. Visual shall respond to this request in *** . Visual shall furnish a written proposal with the estimated price and schedule. Service development and testing support shall be available during Visual's normal business hours, unless otherwise mutually agreed on a case by case basis. As additional releases of s the Products are introduced into the AT&T service, Visual shall provide *** on-site training for the additional features.



2. Visual will provide loaner Equipment to AT&T for the purpose of evaluating new equipment released for certification. Upon AT&T submitting a written request to Visual and with *** notice, AT&T will receive, subject to loaner Equipment availability, loaner equipment from Visual for lab use for a period of time ***. Equipment shall be provided by Visual ***. AT&T will assume ***. At the end of *** period, AT&T may either purchase by paying for the Equipment, or promptly return the Equipment to Visual.



3. Whenever Visual engages in a Beta testing effort of Equipment or Software planned for general availability with any of its commercial customers or potential customers, Visual shall offer AT&T an opportunity to participate in the same Beta testing effort. AT&T will be notified of each Beta testing effort for those Products that are then currently supported under the AT&T ***. Any refusal by AT&T to participate in any one or more Beta tests shall not affect its opportunity for participation in future Beta tests.

D. DOCUMENTATION






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

1. Product documentation is available and shall be furnished according to the PRODUCT DOCUMENTATION section of the General Agreement. Visual agrees to provide AT&T specified personnel, within *** of its general availability, CD-ROM and hard-copy versions of all generally available documentation relating
to the Products.   Such documentation shall include, but is not limited to:
product descriptions, price lists, , installation guides, product operation manuals and release notes. Visual agrees to make reasonable efforts to provide any technical documentation provided to Visual's own engineering staff, subject to Visuals policy on release of confidential information.

Visual will provide *** copies of newly released documentation to AT&T *** and any additional hardcopy versions of documentation ***. Additionally, Visual will supply electronic versions of documentation and literature which AT&T may use at its discretion.

2. Advertising source materials and reasonable quantities of sales literature shall be available according to the MARKETING SUPPORT section below.

3. Visual shall assign an inside sales representative on Visual's AT&T sales team to be the point of contact to coordinate AT&T' requests to furnish other documentation in reasonable quantities which Visual generally makes available to resellers of its Products.



E. MARKETING SUPPORT

1. Visual grants AT&T a non-exclusive *** limited license to use Visual's trade names, logos and trademarks ("Trademarks"), in its advertising, sales and promotional efforts.

2. When requested by AT&T with at least *** advance written notice, Visual shall provide support for AT&T's participation in trade shows as mutually determined between the parties. This support may include but is not limited to supplying loaner Products and installation and de-installation
services.   Visual shall provide this support***.



3. Visual shall provide upon reasonable request,*** advertising source materials. AT&T may acquire Visual sales literature through the Visual's literature distribution contractor. . AT&T is permitted to incorporate, either wholly or partially, any supplied advertising source material in AT&T sales and promotional materials subject to paragraph 1 above in this MARKETING SUPPORT section.



4. When an AT&T customer prospect represents a potential for substantial sales of the Products, Visual shall provide to AT&T *** for *** for a maximum period of *** days. In order to be eligible for this ******. Visual shall not be responsible for either ***. Upon conclusion of ***, AT&T may either purchase the Products, or promptly return the Products to Visual.

5. Visual shall provide to AT&T support in preparing responses to customer requests for information (RFI) and requests for quotations (RFQ) as reasonably requested by AT&T. AT&T will act as Visual subject-matter experts to prepare standard RFI and RFQ responses. Visual will provide support to AT&T on unusual or complex responses.






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

F.       AT&T LAB EQUIPMENT

Purchases of a number of Products or Product upgrades, as agreed upon by the parties, when identified for use in the AT&T engineering lab shall receive *** available in the the Agreement. The *** will apply only to Products reflected on Orders identified as "Order for AT&T Engineering Lab Use". The *** of Equipment purchased under these terms of this clause may ***.

G.       EXPEDITES

Visual shall cooperate with AT&T to expedite shipment of Products on Orders to meet customers' critical needs.




*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                          VISUAL RESPONSE COMMITMENTS

PROBLEM PRIORITY DEFINITIONS AND COMMITMENT

For each problem reported to Visual, AT&T will declare the appropriate problem severity code based on the guidelines listed below.

---------------------------------------------------------------------------------------------------------
                                                BASIC SUPPORT
   SEVERITY                                     -------------
    LEVEL               DEFINITION                 RESPONSE                        COMMITMENT
    -----               ----------                 --------                        ----------
                                                     TIME
                                                     ----
---------------------------------------------------------------------------------------------------------
      1                 ***                          ***                           ***

---------------------------------------------------------------------------------------------------------
      2                 ***                          ***                           ***

---------------------------------------------------------------------------------------------------------
      3                 ***                          ***                           ***

---------------------------------------------------------------------------------------------------------

ESCALATION PROCESS

The Visual escalation guidelines, as they relate to the support of AT&T, are shown in the chart below. A combination of increasing levels of technical expertise along with increasingly higher levels of services management is employed. Escalation is triggered at differing times dependent on the priority of the problem. AT&T can elevate any problem to the next higher level any time it is deemed appropriate.

                      VISUAL TECHNICAL ESCALATION PROCESS


================================================================================
     ELAPSED TIME          SEVERITY 1           SEVERITY 2          SEVERITY 3
================================================================================
                                                   ***






*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT 3

                  AT&T ANNOUNCEMENT PLANS FOR VISUAL NETWORKS


       Press Release by Visual Networks

       Upon contract signature, AT&T's name may be used in the Visual Press Release. There will be no mention of any AT&T specific service offers under development or any reference to *** in said press release or any other public document. AT&T shall have the right to approve or disapprove Press Release or any other public document prior to any public communication to press, media, trade journals, periodicals, financial analysis, consultants or any other distribution medium.

       Upon completion of any AT&T service offer in which Visual Networks equipment is utilized, Visual may issue Press Releases upon the content approval by AT&T.

       Internal AT&T Announcement

       AT&T will communicate via *** the AT&T/Visual Networks General Agreement for the procurement of Equipment, Services and Supplies, and the Licensing of Software to *** sales organization with reference to the intention ***. This announcement will be released simultaneously to the Visual Networks Press Release.

       Upon completion of any AT&T service offers which utilize the Visual Networks Equipment, AT&T will issue additional *** and will utilize the Visual Networks name.

       External AT&T Announcements

       Upon completion of any AT&T service offers which utilize the Visual Networks Equipment, AT&T, at their discretion, will announce externally the service offer.

       *** Visual may be called upon to provide support in connection with product literature and equipment demonstration capabilities.

       Account Stimulation

       Upon completion of both the AT&T/Visual Networks General Agreement and any AT&T service offer in which the Visual Networks Equipment is utilized, AT&T ***. Account opportunities will be reviewed at the periodically held AT&T/Visual Status Review meetings to be *** following the General Agreement and internal announcement of any AT&T service offer. Visual *** and any announcement of any associated AT&T service offer in which the Visual Networks Equipment is utilized.

       Trade Shows

       When AT&T service offers which utilize the Visual Networks Equipment are a part of AT&T's participation in various Trade Shows, such as NetWorld InterOp or ComNet, Visual may be called upon to provide support in connection with product literature and equipment demonstration capabilities.

       WEB content

       AT&T and Visual will jointly approve all content by AT&T & Visual Networks in any WEB content that makes reference to the AT&T/Visual Networks General Agreement and any AT&T service offering in which the Visual Networks Equipment is used.

       Plan for Literature Fulfillment

       AT&T and Visual will jointly approve all content in product literature utilized by AT&T & Visual Networks in any account opportunity, trade show, etc. associated with the discussion of any AT&T service offering in which the Visual Networks Equipment is used.

       Program Launch Schedule Milestones

-      General Agreement with AT&T and Visual Networks, Inc. - October 1997
-      Press Release by Visual - within 60 days of Agreement signing
-      Internal Sales Brief by AT&T - (simultaneous to Press Release by Visual)
-      Internal Sales Briefs by AT&T - ***
-      External Announcement by AT&T - ***
-      ***



*** Confidential Information has, been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT 4

                                VISUAL NETWORKS
                   SERVICE PROVIDER STANDARD PRICING SCHEDULE

***






-------------------------
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.